Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of April 2000
                       Distribution Date of May 22, 2000
                            Servicer Certificate #43

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $54,000,053.23
Beginning Pool Factor                                        0.1109953

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,369,695.72
     Interest Collected                                    $416,080.99

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $84,134.84
Total Additional Deposits                                   $84,134.84

Repos / Chargeoffs                                          $78,106.69
Aggregate Number of Notes Charged Off                               72

Total Available Funds                                    $4,869,911.55

Ending Pool Balance                                     $49,552,250.82
Ending Pool Factor                                           0.1018530

Servicing Fee                                               $45,000.04

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,865,795.54
     Target Percentage                                          10.00%
     Target Balance                                      $4,955,225.08
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                  ($135,648.28)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.518%
Current Weighted Average Remaining Term (months):                14.52
Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days            $845,468.73       658
                                 31 - 60 days           $246,882.41       184
                                 60+  days              $159,492.83        87

     Total:                                           $1,251,843.97       675

     Balances:                   60+  days            $1,388,180.48        87

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $48,664.52
+    Excess Serv.                                        $86,983.76
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,865,795.54

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of April 2000

                                                                      NOTES
                                                                                                     CLASS B          CLASS C
                                    TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                               $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
   Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
   Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $54,000,053.23
Ending Pool Balance             $49,552,250.82

Collected Principal              $4,369,695.72
Collected Interest                 $416,080.99
Charge - Offs                       $78,106.69
Liquidation Proceeds / Recoveries   $84,134.84
Servicing                           $45,000.04
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service               $4,824,911.51

Beginning Balance               $54,000,053.25            $0.00            $0.00   $43,583,165.61   $5,617,734.02   $4,799,153.61

Interest Due                       $290,125.34            $0.00            $0.00      $229,901.20      $30,429.39      $29,794.75
Interest Paid                      $290,125.34            $0.00            $0.00      $229,901.20      $30,429.39      $29,794.75
Principal Due                    $4,447,802.41            $0.00            $0.00    $4,158,695.25     $155,673.08     $133,434.07
Principal Paid                   $4,447,802.41            $0.00            $0.00    $4,158,695.25     $155,673.08     $133,434.07

Ending Balance                  $49,552,250.83            $0.00            $0.00   $39,424,470.36   $5,462,060.94   $4,665,719.54
Note / Certificate Pool Factor                           0.0000           0.0000           0.1667          0.3208          0.3200
   (Ending Balance / Original Pool Amount)
Total Distributions              $4,737,927.75            $0.00            $0.00    $4,388,596.45     $186,102.47     $163,228.82

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $86,983.76
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $9,865,795.54
(Release) / Draw                  ($135,648.28)
Ending Reserve Acct Balance      $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of April 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6              5                4                3                2                1
                                 Nov-99         Dec-99           Jan-00           Feb-00           Mar-00           Apr-00
Beginning Pool Balance     $79,055,684.41   $73,149,488.29   $68,371,105.77   $62,720,712.10   $58,106,259.40   $54,000,053.23

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $34,112.90       $30,469.18       $46,351.33       $30,718.56      $132,854.35       $78,106.69
    Recoveries                $224,020.48      $160,540.93       $19,939.19       $22,648.10       $62,757.57       $84,134.84
Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $107,539.07            Total Charged off (Months 1 - 6)             $352,613.01
     Total Recoveries (Months 3, 2, 1)         $169,540.51            Total Recoveries (Months 1 - 6)              $574,041.11
     Net Loss / (Recoveries) for 3 Mos         ($62,001.44)(a)        Net Loss/(Recoveries) for 6 Mos.            ($221,428.10)(c)

Total Balance (Months 5, 4, 3)             $204,241,306.16 (b)        Total Balance (Months 1 - 6)             $395,403,303.20 (d)

Loss Ratio Annualized  [(a/b) * (12)]             -0.3643%            Loss Ratio Annualized [(c/d) (12)]             -0.67201%

Trigger:  Is Ratio > 1.5%                               No            Trigger:  Is Ratio > 6.0%                             No

                                                                                  Feb-00           Mar-00           Apr-00
B)   Delinquency Trigger:                                                      $1,212,356.92    $1,159,264.88    $1,388,180.48
     Balance delinquency 60+ days                                                   1.93295%         1.99508%         2.57070%
     As % of Beginning Pool Balance                                                 1.60708%         1.92411%         2.16624%
     Three Month Average

Trigger:  Is Average > 2.0%                            Yes

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer